GAIN Capital CEO Provides Business Update at Sandler O’Neill Global Exchange and Brokerage Conference

BEDMINSTER, N.J., June 5, 2019/PRNewswire/ -- Glenn Stevens, CEO of GAIN Capital Holdings, Inc. (NYSE: GCAP) ("GAIN" or "the Company") provides business update while presenting today at the Sandler O’Neill Global Exchange and Brokerage Conference. Stevens is scheduled to speak publicly at the conference at 9:00 AM ET.

“Our first quarter 2019 results reflected unusually unfavorable market conditions, including the CVIX reaching a near decade low and the Euro in its narrowest quarterly range since its inception, and were an aberration against a backdrop of nearly a decade of being a public company,” commented Glenn Stevens, CEO of GAIN Capital. “While customer trading activity has remained subdued and volatility remains lower than normal, we are encouraged by indications that market conditions appear to be returning to more normalized levels in the second quarter. Specifically, in the first two months of the second quarter of this year, we are seeing a return to more normal RPM levels, in line with our historical trailing twelve-month rates. We also continue to see the benefit of our increased levels of marketing spend, as average monthly new accounts for the first two months of the second quarter are up 8% versus first quarter of 2019 and up 37% versus the fourth quarter of 2018.

“Turning to the expense side, we previously guided to an annual range of $190- 200 million of overhead costs for full-year 2019. By focusing on continuing to optimize our cost structure outside of our growth initiatives such as marketing spend, we are now targeting a range of $180 - 190 million of overhead costs for the full year. When you add up our strong balance sheet, demonstrated ability to attract new customers, and capacity to generate EBITDA in even less than optimal market conditions, it’s clear that we are trading at price levels that are well below our actual value as a company.”

A live audio webcast of the presentation will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com), with a replay of the webcast accessible for 90 days following the presentation.

About GAIN:
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities. GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Forward-Looking Statements:
In addition to historical information, this release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 11, 2019, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital's systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital

+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212-704-8164
pr@gaincapital.com